UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2018

NCL CORPORATION LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

333-128780

(Commission File Number)

20-0470163

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On September 11, 2018, Norwegian Cruise Line Holdings Ltd. (the “Company”), which is the parent company of NCL Corporation Ltd., announced the appointment of Mr. Mark A. Kempa, age 46, as Executive Vice President and Chief Financial Officer of the Company on August 31, 2018. There are no arrangements or understandings between Mr. Kempa and any other persons pursuant to which he was selected as an officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Kempa served as Interim Chief Financial Officer since March 5, 2018. He also previously served as the Company’s Senior Vice President, Finance, since November 2014. From September 2008 to November 2014, he served as Vice President, Corporate and Capital Planning, and was an instrumental figure in the Company’s successful initial public offering in 2013. From January 2007 to August 2008, he served as Director, Corporate and Capital Planning. From January 2003 to December 2006, he served as Director, Newbuild Cost and Control. In this role, he spent almost three years representing the financial interests of the Company’s expansive newbuild program while positioned overseas in Germany. From May 1998 to December 2002, he served in various roles in accounting and internal audit. Prior to joining the Company, Mr. Kempa served as the Assistant Controller for International Voyager Media, a travel portfolio company. Mr. Kempa holds a Bachelor’s degree in Accounting from Barry University.

Employment Agreement

In connection with his promotion, Mr. Kempa entered into a new employment agreement with a subsidiary of the Company. Mr. Kempa’s employment agreement has an initial term from August 31, 2018 through December 31, 2021 (the “Expiration Date”), which will automatically renew each anniversary of the Expiration Date thereafter for additional one-year terms unless either we or Mr. Kempa gives notice of non-renewal within sixty days prior to the end of the term. The material terms of the employment agreement are summarized below.

Base Salary and Bonus. Mr. Kempa will receive an annual base salary of $700,000, subject to annual review. The increase in salary will be effective from March 1, 2018 and Mr. Kempa will receive back payment for the difference. Mr. Kempa will also be eligible for an annual bonus in an amount to be determined by the Compensation Committee of the Company.

Equity Awards. Mr. Kempa will be eligible to participate in the Company’s Amended and Restated 2013 Performance Incentive Plan (the “Plan”). Any grants made to Mr. Kempa under the Plan must be approved by the Compensation Committee of the Company.

Other Benefits. Mr. Kempa will be eligible to participate in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. He will also be entitled to a $1,200 monthly car allowance and 4 weeks of vacation per year.

Severance Terms. If we terminate Mr. Kempa’s employment without cause, provide notice that his agreement shall not be extended or further extended, or Mr. Kempa terminates his employment for good reason, he will be entitled to receive: (i) a severance payment equal to two times his base salary then in effect, payable in substantially equal installments over a period of 12 months, (ii) payment of a pro-rata portion of any annual bonus actually earned for the year of termination and (iii) reimbursement of premiums to continue medical and dental.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement by and between NCL (Bahamas) Ltd. and Mark Kempa, entered into on September 10, 2018 (incorporated herein by reference to Exhibit 10.1 to Norwegian Cruise Line Holdings Ltd.’s Form 8-K filed on September 11, 2018 (File No. 001-35784)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCL CORPORATION LTD.

/s/Daniel S. Farkas
Name:	Daniel S. Farkas
Title:	Senior Vice President, General Counsel and Assistant Secretary

Dated: September 11, 2018